UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 13, 2007

United Online, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-33367	77-0575839
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21301 Burbank Boulevard
Woodland Hills, California 91367
(Address of principal executive offices, zip code)

(818) 287-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           OTHER EVENTS.

On August 13, 2007, United Online, Inc. (“UOL”) issued a press release announcing that its wholly-owned subsidiary, Classmates Media Corporation (“CMC”), filed a registration statement on Form S-1 with the Securities and Exchange Commission relating to the sale of CMC’s Class A common stock, par value $0.0001 per share, for an aggregate gross offering price of up to $125 million through a group of underwriters in an initial public offering.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

CMC operates online social networking services through its wholly-owned subsidiary Classmates Online, Inc. and an online loyalty marketing service through its wholly-owned subsidiary MyPoints.com, Inc., that historically have represented the majority of UOL’s Content & Media reporting segment.  While Classmates Online and MyPoints constitute the vast majority of the revenues and expenses associated with UOL’s Content & Media segment, there are differences between UOL’s Content & Media segment results of operations and CMC’s results of operations for comparable periods.  In particular, UOL’s Web hosting and photo sharing businesses are part of the results of operations for UOL’s Content & Media segment, and these businesses have not been transferred to CMC and are not included in CMC’s results of operations.  In addition, UOL’s Content & Media segment does not include unallocated corporate expenses.

A registration statement relating to CMC’s securities has been filed with the Securities and Exchange Commission but has not yet become effective.  These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.  This filing on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Item 9.01                                           FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits.

Exhibit No.	Description of Exhibits
99.1	Press release of United Online, Inc. dated August 13, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 13, 2007

UNITED ONLINE, INC.

By:	/s/ Mark R. Goldston
Name: Mark R. Goldston
Title: Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of United Online, Inc. dated August 13, 2007.